Exhibit 99.1

Distoken Acquisition Corporation Announces Pricing of $60.0 Million Initial Public Offering

NEW YORK, February 15, 2023 -- Distoken Acquisition Corporation (Nasdaq: DISTU) (the “Company”), a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, today announced the pricing of its initial public offering (“IPO”) of 6,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “DISTU” beginning February 15, 2023. Each unit to be issued in the IPO will consist of one ordinary share, one redeemable warrant and one right. Each warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share. Each right entitles the holder thereof to receive one-tenth of one ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights are expected to be traded on Nasdaq under the symbols “DIST,” “DISTW” and “DISTR,” respectively.

I-Bankers Securities, Inc. and IB Capital LLC are acting as joint book-running managers for the IPO. The Company has granted the underwriters a 45-day option to purchase up to 900,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities was declared effective by the SEC on February 13, 2023. The offering is being made only by means of a prospectus, copies of which may be obtained, when available, by contacting I-Bankers Securities, Inc., 2500 N Military Trail, Suite 160-A, Boca Raton FL 33431. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT DISTOKEN ACQUISITION CORPORATION

Distoken Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination opportunity in any business, industry, sector or geographical location, the Company intends to focus on businesses in the technology industry that have their primary operations located in Asia. The Company may undertake an initial business combination with a target business which is located in the People’s Republic of China, including the Hong Kong Special Administrative Region and the Macau Special Administrative Region of China. However, the Company will not undertake an initial business combination with a target business utilizing a variable interest entity, or VIE, structure nor will any post-combination business utilize a VIE structure.

FORWARD LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed IPO and the anticipated use of the net proceeds. No assurance can be given that the IPO will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the Securities and Exchange Commission (“SEC”). Copies of the Company’s registration statement and preliminary prospectus are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

CONTACT:

Jian Zhang, CEO

Distoken Acquisition Corporation

+86 871 63624579